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                                                       Financial Statement 1A

                        NEW ENGLAND ELECTRIC SYSTEM
                           (Parent Company Only)
                               Balance Sheet
                             At June 30, 1997
                                (Unaudited)
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                                  ASSETS
                                  ------

                                                             (In Thousands)
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Investments:
 Common stocks of subsidiaries, at equity                        $1,647,286
 Notes of subsidiaries                                               42,310
 Other investments                                                    3,886
                                                                 ----------
      Total investments                                           1,693,482
                                                                 ----------

Current assets:
 Cash                                                                    12
 Temporary cash investments - subsidiary company                      7,100
 Accounts receivable from subsidiaries                                  527
 Interest and dividends receivable of subsidiaries                   48,140
 Other current assets                                                    48
                                                                 ----------
      Total current assets                                           55,827
                                                                 ----------
Deferred federal income taxes                                         2,978
                                                                 ----------
                                                                 $1,752,287
                                                                 ==========

                      CAPITALIZATION AND LIABILITIES
                      ------------------------------

Common share equity:
 Common shares, par value $1 per share:
   Authorized - 150,000,000 shares
   Issued     -  64,969,652 shares                               $   64,969
 Paid-in capital                                                    736,567
 Retained earnings (including $643,084,000 of
   undistributed subsidiary earnings)                               904,826
                                                                 ----------
      Total common share equity                                   1,706,362
                                                                 ----------


Current liabilities:
 Accounts payable (including $2,000 to subsidiaries)                  2,489
 Other accrued expenses                                               1,538
 Dividends payable                                                   34,403
                                                                 ----------
      Total current liabilities                                      38,430
                                                                 ----------
Other reserves and deferred credits                                   7,495
                                                                 ----------
                                                                 $1,752,287
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